Exhibit 4.8
Execution Version

TREEHOUSE FOODS, INC., as Issuer
THE GUARANTORS PARTY HERETO, as Guarantors AND
COMPUTERSHARE TRUST COMPANY, N.A.,
as successor to
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

4.000% SENIOR NOTES DUE 2028
FOURTEENTH SUPPLEMENTAL INDENTURE DATED AS OF
January 17, 2025
TO THE INDENTURE DATED AS OF
March 2, 2010

This FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of January 17, 2025 (this “Supplemental Indenture”), is by and among TreeHouse Foods, Inc., a Delaware corporation (such corporation and any successor as defined in the Base Indenture and herein, the “Company”), the existing Guarantors party to the Indenture (as defined below), Harris Tea Company LLC, a Delaware limited liability company (“Harris Tea”), Southern Tea, LLC, a Delaware limited liability company (“Southern Tea” and together with Harris Tea, the “Additional Guarantors” and each, an “Additional Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, a national banking association, as trustee (such institution and any successor as defined in the Base Indenture, the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the existing Guarantors have previously executed and delivered an Indenture, dated as of March 2, 2010 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s senior debt securities, as amended and supplemented by a Twelfth Supplemental Indenture, dated as of September 9, 2020 (the “Twelfth Supplemental Indenture”) providing for the issuance of the Company’s 4.000% Notes due 2028 (the “Notes”), as further amended and supplemented by a Thirteenth
Supplemental Indenture, dated as of December 5, 2022 (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture and the Twelfth Supplemental Indenture, the “Indenture”);

WHEREAS, Section 4.15 of the Twelfth Supplemental Indenture provides that in the event that any Domestic Subsidiary becomes a borrower under the Credit Agreement, then the Company shall cause such Domestic Subsidiary to simultaneously become a Guarantor of the Notes, in accordance with the terms of the Indenture;

WHEREAS, Section 9.01 of the Twelfth Supplemental Indenture provides that the Trustee may enter into an indenture supplemental to the Indenture, without the consent of the Holders, to add any Person as a Guarantor;

WHEREAS, the Additional Guarantors are entering into this Supplemental Indenture to add each Additional Guarantor as a Guarantor;

WHEREAS, the Indenture is incorporated herein by reference; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Additional Guarantors have been completed or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the existing Guarantors, the Additional Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions; Rules of Construction.
All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture. The words “herein,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
AGREEMENT TO GUARANTEE
Section 2.01 Agreement to Guarantee.
The Additional Guarantors hereby agree to become a party to the Indenture as a Guarantor and shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantors agree to be bound by all other provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE 3
MISCELLANEOUS
Section 3.01 Indenture Remains in Full Force and Effect.
Except as expressly amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect in accordance with its terms, provisions, and conditions thereof. Reference to this Supplemental Indenture need not be made in the Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Indenture, any reference in any of such items to the Indenture being sufficient to refer to the Indenture as amended hereby.

Section 3.02 Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03 Severability.
In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.04 Counterpart Originals.

This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 3.05 Table of Contents, Headings, Etc.
The headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.06 Jury Trial Waiver.
EACH OF THE COMPANY, THE EXISTING GUARANTORS, THE ADDITIONAL GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.07 Concerning the Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Subsidiary Guarantee of the Additional Guarantors or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, indemnities, limitations of liability, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Company hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

[signature pages follow]

SIGNATURES

Dated as the date first written above.

COMPANY:
TREEHOUSE FOODS, INC.

By: /s/ Michael Kim
Name: Michael Kim
Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture]

GUARANTORS:

BAY VALLEY FOODS, LLC
STURM FOODS, INC.
TREEHOUSE PRIVATE BRANDS, INC.
LINETTE QUALITY CHOCOLATES, INC.
RALCORP FROZEN BAKERY PRODUCTS, INC.
COTTAGE BAKERY, INC.
PROTENERGY HOLDINGS, INC.
PROTENERGY NATURAL FOODS, INC.
TREEHOUSE FOODS SERVICES, LLC
PICKLES MANUFACTURING LLC
REFRIGERATED DOUGH, INC.
HARRIS TEA COMPANY LLC
SOUTHERN TEA, LLC

By: /s/ Michael Kim
Name: Michael Kim
Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture]

TRUSTEE:

COMPUTERSHARE TRUST COMPANY,
N.A., as Trustee
By: /s/ Erika Mullen
Name: Erika Mullen
Title: Vice President

[Signature Page to Supplemental Indenture]